RESIGNATION


         I, Shawn Peterson, hereby tender and submit my resignation as Treasurer and a director of Cove Apparel, Inc.; such resignations to be effective immediately on the 31st day of August 2005.




                                           /s/ Shawn Peterson
                                           ----------------------
                                           Shawn Peterson